UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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GOLD KIST, INC.

(Name of Registrant as Specified In Its Charter)

PILGRIM’S PRIDE CORPORATION

PROTEIN ACQUISITION CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release issued by Pilgrim’s Pride Corporation on October 29, 2006

FOR IMMEDIATE RELEASE

PILGRIM’S PRIDE TO REDUCE WEEKLY CHICKEN PROCESSING

BY 5% YEAR-OVER-YEAR BY JANUARY 2007

PITTSBURG, TEXAS, October 29, 2006 – Pilgrim’s Pride Corp. (NYSE: PPC) today said it will reduce weekly chicken processing by 5% year over year, or approximately 1.3 million head per week, by January 2007 as part of its continuing effort to better balance supply and demand amid declining chicken prices and sharply higher costs for corn.

The reduction will begin with eggs set as of October 30, 2006, and will take effect with weekly processing beginning January 1, 2007. The Company said it intends that the reduction will remain in effect until average industry margins return to more normalized levels.

“The U.S. chicken industry is subject to volatility and there are a number of factors impacting near-term market conditions. Although industry dynamics improved in the spring and early summer of 2006, market conditions have weakened over the past few months, as evidenced by a decrease in prices for boneless breast meat and leg quarters, as well as a sharp increase over the past two months in the price of corn,” said O.B. Goolsby Jr., Pilgrim’s Pride president and chief executive officer.

“We believe the reduction announced today will help to strike a better balance between production and demand and strengthen our competitive position. As we have said before, reducing overall supply to better match demand is an important component in helping return the industry to more normalized levels. While the short-term operating environment remains challenging, we are confident that continued demand for high-quality, convenient and low-fat meat proteins will position our Company for profitable long-term growth when conditions in the chicken markets improve,” added Mr. Goolsby.

About Pilgrim’s Pride Corporation

Pilgrim’s Pride Corporation is the second-largest chicken producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim’s Pride employs approximately 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, Florida, Iowa, Mississippi and Utah.

Pilgrim’s Pride products are sold to foodservice, retail and frozen entree customers. The Company’s primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit www.pilgrimspride.com.

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Forward-Looking Statements:

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of our cash resources, particularly in light of our leverage, and restrictions imposed by and as a result of, our leverage; inability to complete the proposed acquisition or effectively integrate Gold Kist’s business or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Legal Information

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Gold Kist. Any offers to purchase or solicitation of offers to sell Gold Kist shares will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents) filed with the Securities and Exchange Commission (“SEC”) on September 29, 2006. Gold Kist stockholders are advised to read these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they contain important information. Gold Kist stockholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or by calling Innisfree M&A Incorporated, the Information Agent for the offer, at 877-687-1874 (toll free from the U.S. and Canada).

Pilgrim’s Pride currently intends to solicit proxies for use at Gold Kist’s 2007 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote to increase the number of directors constituting Gold Kist’s entire board to 15 and fill nine positions on the expanded board with nominees of the president and chief executive officer of Pilgrim’s Pride. Investors and security holders are urged to read the proxy statement and other disclosure documents regarding the proposed transaction, when they are filed, because they will contain important information. These disclosure documents will be filed with the Securities and Exchange Commission by Pilgrim’s Pride Corporation and security holders may obtain a free copy of these disclosure documents (when they become available) and other documents filed with the SEC by Pilgrim’s Pride Corporation at the SEC’s web site at www.sec.gov. The disclosure documents filed with the SEC by Pilgrim’s Pride Corporation may also be obtained for free by directing a request to Pilgrim’s Pride Corporation at 4845 U.S. Highway 271 N, Pittsburg, Texas, 75686 Attn. Secretary. The identity of people who, under SEC rules, may be considered “participants in a solicitation” of proxies from Gold Kist stockholders for use at its 2007 Annual Meeting of Stockholders and a description of their direct and indirect interest in the solicitation, by security holdings or otherwise, is contained in the Form 425 filed by Pilgrim’s Pride with the SEC on August 24, 2006.

Media Contact:	Gary Rhodes, Vice President of Corporate Communications
(903) 434-1495

Investor Contact:	Kathy Costner, Vice President of Investor Relations
(903) 434-1430

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Press Release issued by Pilgrim’s Pride Corporation on October 30, 2006

FOR IMMEDIATE RELEASE

PILGRIM’S PRIDE EXTENDS TENDER OFFERS FOR GOLD KIST UNTIL NOVEMBER 29, 2006

Pittsburg, TX. October 30, 2006 — Pilgrim’s Pride Corporation (NYSE: PPC) today announced that it has extended its tender offer to purchase all of the outstanding shares of Gold Kist Inc. (NASDAQ: GKIS) common stock for $20.00 per share in cash. The offer and withdrawal rights, which were scheduled to expire at midnight, New York City Time, on Friday, October 27, 2006, have been extended until 5:00 p.m., New York City Time, November 29, 2006, unless further extended.

Gold Kist’s stock price, on average, has been approximately 50% of the Pilgrim’s Pride stock price since Gold Kist’s initial public offering in 2004.1 While stocks in the poultry industry are subject to significant volatility, applying this average relative trading value of 50% to Friday, October 27, 2006, Pilgrim’s Pride closing stock price of $25.16 implies a Gold Kist stock price of approximately $12.76. The offer therefore represents an approximately 57% premium to this implied Gold Kist stock price. The offer also represents a 55% premium over Gold Kist’s closing stock price of $12.93 per share on August 18, 2006, the last day of trading before Pilgrim’s Pride notified Gold Kist’s board of directors in a public letter that it was offering $20 per share in cash for the company.

As of midnight on October 27, 2006, a total of approximately 16.84 million shares of Gold Kist common stock, or approximately 33% of Gold Kist’s outstanding shares, had been tendered and not withdrawn.

As previously announced, on September 29, 2006, Pilgrim’s Pride commenced its tender offer to purchase all of the outstanding shares of Gold Kist common stock for $20 per share in cash. The transaction is valued at approximately $1 billion, plus the assumption of approximately $144 million of Gold Kist’s debt.

The Company also announced the extension of its offer to purchase and related consent solicitation for Gold Kist’s outstanding 10 1/4% Senior Notes due March 15, 2014 until 5:00 p.m., New York City Time, November 29, 2006, unless further extended. The debt tender offer is being made in connection with Pilgrim’s Pride’s proposed acquisition of Gold Kist. As of midnight on October 27, 2006, the Company had received tenders and related consents with respect to approximately 99.9% of the aggregate principal amount of the outstanding Gold Kist Notes. In accordance with the terms of the Offer to Purchase the Gold Kist Notes and as previously announced, tenders of the Notes and related consents to proposed amendments to the indenture governing the Gold Kist Notes became irrevocable as of 5:00 p.m. on October 13, 2006 and tenders of Notes and consents delivered after that date will also be irrevocable. In accordance with the terms of the offer, a new price determination date for the Gold Kist Notes will be fixed (which will be 10:00 a.m. New York City time on the eleventh business day immediately preceding the new expiration date) and the consideration to be paid to holders of Gold Kist Notes will be redetermined as of the new date.

On October 17, 2006, the Company announced that the Antitrust Division of the Department of Justice (DOJ) has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) in connection with its tender offer for the outstanding shares of Gold Kist.

1 The average ratio of GKIS’s closing stock price to PPC’s closing stock price from October 7, 2004, the date of GKIS’s IPO, through August 18, 2006, the last day of trading before PPC made public its all cash $20 per share offer for GKIS, has been 0.507:1.00 (average ratio defined as the daily average of the relative stock prices over the measurement period).

Baker & McKenzie LLP and Morris, Nichols, Arsht & Tunnell, LLP are acting as legal counsel and Credit Suisse, Legacy Partners Group LLC and Lehman Brothers Inc. are acting as financial advisors to Pilgrim’s Pride. Innisfree M&A Incorporated is acting as information agent for Pilgrim’s Pride’s offer.

Pilgrim’s Pride Corporation

Pilgrim’s Pride Corporation is the second-largest chicken producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim’s Pride employs approximately 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, Florida, Iowa, Mississippi and Utah.

Pilgrim’s Pride products are sold to foodservice, retail and frozen entree customers. The Company’s primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit http://www.pilgrimspride.com.

Forward-Looking Statements:

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management, including as to the expected benefits of the proposed transaction with Gold Kist, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of our cash resources, particularly in light of our leverage, and restrictions imposed by and as a result of, our leverage; inability to complete the proposed acquisition or effectively integrate Gold Kist’s business or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Legal Information

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Gold Kist. Any offers to purchase or solicitation of offers to sell Gold Kist notes will be made only pursuant to the Offer to Purchase. Gold Kist noteholders are advised to read these documents and any other documents relating to the tender offer and consent solicitation in their entirety because they contain important information. Gold Kist noteholders may obtain copies of these documents for free by calling Innisfree M&A Incorporated, the Information Agent for the offer, at 877-687-1874 (toll free from the U.S. and Canada).

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Gold Kist. Any offers to purchase or solicitation of offers to sell Gold Kist shares will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents) filed with the Securities and Exchange Commission (“SEC”) on September 29, 2006. Gold Kist stockholders are advised to read these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they contain important information. Gold Kist stockholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or by calling Innisfree M&A Incorporated, the Information Agent for the offer, at 877-687-1874 (toll free from the U.S. and Canada).

Pilgrim’s Pride currently intends to solicit proxies for use at Gold Kist’s 2007 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote to increase the number of directors constituting Gold Kist’s entire board to 15 and fill nine positions on the expanded board with nominees of the president and chief executive officer of Pilgrim’s Pride. Investors and security holders are urged to read the proxy statement and other disclosure documents regarding the proposed transaction, when they are filed, because they will contain important information. These disclosure documents will be filed with the Securities and Exchange Commission by Pilgrim’s Pride Corporation and security holders may obtain a free copy of these disclosure documents (when they become available) and other documents filed with the SEC by Pilgrim’s Pride Corporation at the SEC’s web site at www.sec.gov. The disclosure documents filed with the SEC by Pilgrim’s Pride Corporation may also be obtained for free by directing a request to Pilgrim’s Pride Corporation at 4845 U.S. Highway 271 N, Pittsburg, Texas, 75686 Attn. Secretary. The identity of people who, under SEC rules, may be considered “participants in a solicitation” of proxies from Gold Kist stockholders for use at its 2007 Annual Meeting of Stockholders and a description of their direct and indirect interest in the solicitation, by security holdings or otherwise, is contained in the Form 425 filed by Pilgrim’s Pride with the SEC on August 24, 2006.

Contacts:

Joele Frank / Steve Frankel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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